   As filed with the Securities and Exchange Commission on October 19, 1999

                                               Registration No. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TAB PRODUCTS CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    94-1190862
---------------------------------           ------------------------------------
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)


                               1400 Page Mill Road
                               Palo Alto, CA 94304
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                                TAB PRODUCTS CO.
                    INDIVIDUAL STOCK PURCHASE AGREEMENTS AND
                  INDIVIDUAL RESTRICTED STOCK BONUS AGREEMENTS
               ---------------------------------------------------
                            (Full title of the plan)


                                 Philip C. Kantz
                      President and Chief Executive Officer
                                Tab Products Co.
                               1400 Page Mill Road
                               Palo Alto, CA 94304
               ---------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 852-2400.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


-------------------------------------------------------------------------------------------------

                                CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                         Proposed maximum    Proposed maximum
Title of Securities to    Amount to be    offering price    aggregate offering      Amount of
     be registered        registered(1)     per share(2)          price(2)       registration fee
-------------------------------------------------------------------------------------------------
INDIVIDUAL STOCK
PURCHASE
Common Stock                107,500            $6.50             $698,750.00
Par Value $0.01

INDIVIDUAL RESTRICTED
STOCK BONUS
Common Stock                107,500            $6.50             $698,750.00
Par Value $0.01

TOTALS                      215,000                               $1,397,500         $388.51


------------------------

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The $6.50 price is based upon the average of the high and low prices of the Common Stock on October 15, 1999, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  Tab Products Co. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended May 31, 1999 as filed with the Securities and Exchange Commission on August 20, 1999.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, filed on November 25, 1996, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

              Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable.

Item 8.           EXHIBITS

                  See Exhibit Index.

Item 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on October 19, 1999.

                                       TAB PRODUCTS CO.



                                       By: /s/ Philip C. Kantz
                                          -------------------------------------
                                          Philip C. Kantz
                                          President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Tab Products Co., whose signatures appear below, hereby constitute and appoint Philip C. Kantz and David J. Davis, and each of them, their true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney-in-fact and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                    Title                        Date
         ---------                    -----                        ----

/s/ Hans A. Wolf           Chairman of the Board               October 19, 1999
-----------------------
Hans A. Wolf


/s/ Philip C. Kantz        Director, President and Chief       October 19, 1999
-----------------------    Executive Officer
Philip C. Kantz


/s/ David J. Davis         Senior Vice President, Operations   October 19, 1999
-----------------------    and Chief Financial Officer
David J. Davis


/s/ William R. Kinzie      Controller and Chief Accounting     October 19, 1999
-----------------------    Officer
William R. Kinzie


/s/ Robert R. Augsburger   Director                            October 19, 1999
-----------------------
Robert R. Augsburger


/s/ Dr. Kathryn S. Hanson  Director                            October 19, 1999
-----------------------
Dr. Kathryn S. Hanson


/s/ Jerry K. Myers         Director                            October 19, 1999
-----------------------
Jerry K. Myers


                                  EXHIBIT INDEX


4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of 1993 Form 10-K filed on August 20, 1999)

4.2    Second Amended and Restated Bylaws of the Company dated October 17, 1996
       (incorporated by reference to Exhibit 4 of Form 8-K dated October 17, 1996)

5      Opinion re legality

23.1   Consent of Counsel (included in Exhibit 5)

23.2   Consent of Deloitte & Touche LLP

24 Power of Attorney (included in signature pages to this registration statement)
